EXHIBIT 99



















                      Exhibits to CERBCO, Inc. Form 10-QSB




Exhibit 99. CERBCO, Inc. Consolidating Schedules: Statement of Operations Information for the Three Months Ended September 30, 2001; Balance Sheet Information; and Consolidating Elimination Entries as of September 30, 2001.



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
                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                      THREE MONTHS ENDED SEPTEMBER 30, 2001
                                   (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated

Sales                                                    $4,864,856         $        0       $          0           $ 4,864,856
                                                      -----------------    --------------  -----------------  --------------------
Costs and Expenses:
  Cost of sales                                           5,000,475                  0                  0             5,000,475
  Selling, general and administrative expenses            1,145,000                  0            209,934               935,066
                                                      -----------------    --------------  -----------------  --------------------
    Total Costs and Expenses                              6,145,475                  0            209,934             5,935,541
                                                      -----------------    --------------  -----------------  --------------------

Operating Loss                                           (1,280,619)                 0           (209,934)           (1,070,685)
Investment Income                                           169,635    (A)     (89,208)           254,630                 4,213
Interest Expense                                             (2,061)   (A)      89,208                  0               (91,269)
Other Income (expense) - net                               (330,387)                 0           (353,130)               22,743
                                                      -----------------    --------------  -----------------  --------------------
Loss Before Non-Owned Interests in Insituform East
  and Income Taxes                                       (1,443,432)                 0           (308,434)           (1,134,998)

Provision for Income Taxes                                   20,000                  0             20,000                     0
                                                      -----------------    --------------  -----------------  --------------------
Loss Before Non-Owned Interests in Insituform East       (1,463,432)                 0           (328,434)           (1,134,998)

Non-Owned Interests in Loss of Insituform East              689,271    (B)     689,271                  0                     0
                                                      -----------------    --------------  -----------------  --------------------

           NET LOSS                                      $ (774,161)   (D)  $  689,271       $   (328,434)          $ (1,134,998)
                                                      =================    ==============  =================  ====================



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
                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                               SEPTEMBER 30, 2001
                                   (unaudited)

                                                      CERBCO, Inc.                             CERBCO, Inc.      Insituform East,
                                                      Consolidated            Eliminations     Unconsolidated    Incorporated
ASSETS
Current Assets:
  Cash and cash equivalents                               $  2,409,288          $           0       $  1,868,655       $   540,633

  Marketable securities                                      8,027,497                      0          8,027,497                 0
  Accounts receivable                                        5,649,720                      0            174,595         5,475,125
  Inventories                                                1,202,229                      0                  0         1,202,229
  Prepaid and refundable taxes                                 130,418                      0            120,000            10,418
  Prepaid expenses and other                                   270,513                      0             12,927           257,586
                                                        ----------------        ---------------- ----------------- -----------------

                                   TOTAL CURRENT ASSETS     17,689,665                      0         10,203,674         7,485,991

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                           0    (C)      (4,694,002)         4,694,002                 0
  Intercompany receivables and payables                              0                      0          5,093,842        (5,093,842)

Property, Plant and Equipment - net of accumulated
  depreciation                                               8,163,198                      0              6,314         8,156,884

Other Assets:
  Excess of acquisition cost over value of net assets
   acquired - net                                            1,534,638    (C)       1,534,638                  0                 0
  Cash surrender value of SERP life insurance                1,701,628                      0          1,462,733           238,895
  Marketable securities                                      3,015,709                      0          3,015,709                 0
  Deposits and other                                            51,453                      0             44,489             6,964
                                                        ----------------        ---------------- ----------------- -----------------

                                           TOTAL ASSETS    $32,156,291            $(3,159,364)       $24,520,763       $10,794,892
                                                        ================        ================ ================= =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                 $ 2,659,145            $         0      $     127,622      $  2,531,523

  Income taxes payable                                          80,000                      0             70,000            10,000
  Current portion of capital lease obligations                  29,183                      0                  0            29,183
                                                        ----------------        ---------------- ----------------- -----------------

                              TOTAL CURRENT LIABILITIES      2,768,328                      0            197,622         2,570,706
                                                        ----------------        ---------------- ----------------- -----------------

Long-Term Liabilities:
  Capital lease obligations                                      5,582                      0                  0             5,582
  Accrued SERP liability                                     1,532,851                      0          1,359,240           173,611
                                                        ----------------        ---------------- ----------------- -----------------
                            TOTAL LONG-TERM LIABILITIES      1,538,433                      0          1,359,240           179,193
                                                        ----------------        ---------------- ----------------- -----------------
                                      TOTAL LIABILITIES      4,306,761                      0          1,556,862         2,749,899
                                                        ----------------        ---------------- ----------------- -----------------
Non-Owned Interests                                          4,885,629  (B)(C)      4,885,629                  0                 0
                                                        ----------------        ---------------- ----------------- -----------------

Stockholders' Equity:
  Common stock                                                 118,953    (C)        (175,486)           118,953           175,486
  Class B Common stock                                          29,342    (C)         (11,904)            29,342            11,904
  Additional paid-in capital                                 7,527,278    (C)      (4,000,424)         7,527,278         4,000,424
  Retained earnings                                         15,288,328  (C)(D)     (5,046,792)        15,288,328         5,046,792
  Treasury stock                                                     0    (C)       1,189,613                  0        (1,189,613)
                                                        ----------------        ---------------- ----------------- -----------------
                             TOTAL STOCKHOLDERS' EQUITY     22,963,901             (8,044,993)        22,963,901         8,044,993
                                                        ----------------        ---------------- ----------------- -----------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $32,156,291            $(3,159,364)     $  24,520,763      $ 10,794,892
                                                        ================        ================ ================= =================


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
                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                               SEPTEMBER 30, 2001
                                   (unaudited)

                                  (A)
Investment income                                                                  $   89,208
  Interest expense                                                                                     $    89,208
To eliminate interest expense paid by Insituform East to CERBCO in the three months ended September 30, 2001.

                                  (B)
Non-owned interests                                                                $  689,271
  Non-owned interests in loss of subsidiary                                                            $   689,271
To record non-owned interests in loss of Insituform East
for the three months ended September 30, 2001.

                                  (C)
Common stock                                                                       $  175,486
Class B stock                                                                          11,904
Additional paid-in capital                                                          4,000,424
Retained earnings                                                                   6,181,790
Excess of acquisition cost over value of net assets acquired                        1,534,638
  Treasury stock                                                                                       $ 1,189,613
  Non-owned interests                                                                                    5,574,900
  Investment in subsidiary                                                                               5,139,729
To eliminate investment in Insituform East.

                                  (D)
Current year operations adjustments                                                $  689,271
  Retained earnings                                                                                    $   689,271
To close out impact of current quarter's statement of operations.


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                                  CERBCO, Inc.
                  3421 Pennsy Drive o Landover o Maryland 20785
                                Tel: 301.773.1784
                                Fax: 301.322.3041
                         24-Hour FaxVault: 301.773.4560